UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2016

Solitron Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-04978	22-1684144
(Commission File Number)	(IRS EmployerIdentification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 15, 2016, the Board of Directors of Solitron Devices, Inc. (the "Company") amended the Company's previously authorized stock repurchase program. Under the Company's previously authorized stock repurchase program, the Company was authorized to repurchase up to $1,000,000 of its outstanding common stock from time to time through February 29, 2016 on the open market or in privately negotiated transactions. In November 2015, pursuant to the Company's previously authorized stock repurchase program, the Company repurchased 65,027 shares of outstanding common stock at $4.30 per share from a stockholder in a privately negotiated transaction for an aggregate price of approximately $280,000.

Under the amended stock repurchase program, the Company may acquire up to $1,000,000 of its outstanding common stock from time to time, increasing the Company's authorization from the $720,000 remaining and eliminating the expiration date of February 29, 2016. Purchases under the amended stock repurchase program may be made through the open market or privately negotiated transactions as determined by the Company's management and in accordance with the requirements of the Securities and Exchange Commission. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements and other conditions.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 20, 2016	SOLITRON DEVICES, INC.

/s/ Shevach Saraf
Shevach Saraf
Chairman, Chief Executive Officer
President, Chief Financial Officer
& Treasurer

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